GIGA
                                                        GIGA INFORMATION GROUP
                                                        ------------------------
                                                        YOUR E-BUSINESSS ADVISOR


FOR IMMEDIATE RELEASE

                                FOR INFORMATION CONTACT:

                                Investors:            Media:
                                Karen Vahouny         David Kitchen
                                The Poretz Group      Director, Public Relations
                                karen@poretz.com      dkitchen@gigaweb.com
                                1 (703) 506-1778      1 (781) 792-2606

                                                      Giga Information Group
                                                      139 Main Street
                                                      Cambridge, MA  02138
                                                      www.gigaweb.com
                                                      1 (617) 949-4900


                GIGA INFORMATION GROUP REPORTS FOURTH QUARTER AND
                             1999 FINANCIAL RESULTS

              E-BUSINESS ADVISORY DEMAND GENERATES RECORD REVENUES;
                    QUARTERLY NET LOSS PER SHARE CUT TO $0.32

CAMBRIDGE, Mass. (February 9, 2000) -- Giga Information Group (NASDAQ: GIGX) today announced that continued increased demand for its e-Business research, advisory and consulting services has resulted in record quarterly revenues of $15.2 million for the fourth quarter of 1999. This represents an increase of 23% over the prior year's fourth quarter. The Company also reported a significant decrease in operating losses, from nearly $4.0 million in the fourth quarter of 1998 to $2.9 million in this year's fourth quarter.

Robert Weiler, chairman and chief executive officer of Giga Information Group, notes, "This quarter was a bellwether for us, reflecting the success of our e-Business strategy and the benefits of our cost-containment initiatives. We look forward to continuing this progress during 2000, as we continue to take steps to build our ePractices(TM) and Web Site Scorecard(TM) services and improve the productivity of our sales force. Our goal is to achieve operating profitability in the fourth quarter of 2000."

The Company plans to hold an investor conference call at 10 a.m. Eastern Standard Time on Thursday, February 10, 2000, to discuss the highlights of the fourth quarter and full year. The phone number for U.S. callers is 888-455-9639; for international callers, the number is 312-470-0116. The passcode for both is "Success." The call will be replayed for one week; the replay number is 800-839-3420 (U.S.) and 402-998-1036 (international).

FOURTH QUARTER RESULTS

Revenues for the quarter ended December 31, 1999, were $15.2 million compared to $12.3 million for the comparable quarter of last year. The operating loss decreased 28 percent between periods, and the net loss decreased from $3.6 million, or $0.37 per share, in the fourth quarter of 1998 to $3.2 million, or $0.32 per share, in the same quarter of this year.

The fourth quarter revenue results reflect a 35% increase in the Company's continuous information services, which includes its core advisory services. The increase in R&D expenses was due to the investment in the development of GigaWeb 3.0, which is expected to be launched in mid-February 2000.

Some of the highlights in the fourth quarter included:

o Launching the ePractices group to provide technology best practices assessments, and signing up a number of prestigious customers for this service

o Announcing a new product, Web Site Scorecard , which complements the ePractices group and extends the Company's e-Business service offering to a larger potential client base

o     Centralizing and streamlining the sales force

o     Achieving a client retention rate of 86%


FISCAL YEAR 1999

Revenues rose from $38.8 million in 1998 to $52.5 million in 1999--an increase of 35%. The net loss decreased from $18.7 million, or $3.49 per share, last year to $17.3 million, or $1.73 per share, this year.

The Company also reported that its Annualized Value at December 31, 1999, was $58.1 million versus $43.8 million at December 31, 1998, representing a 33% increase. Giga has defined Annualized Value as the cumulative annualized subscription value of its continuous information services contracts in effect at any given point in time. The Company also reported that it had increased the AV per customer from $46,000 at the end of 1998 to $52,000 at the end of 1999.

ABOUT GIGA INFORMATION GROUP

Giga Information Group (NASDAQ: GIGX) provides objective research, advice and continuous coaching on technology for e-Business. Giga's integrated suite of offerings helps clients make strategic decisions about the technologies, people and processes needed to excel in the new digital economy. Emphasizing close interaction between analysts and clients, Giga delivers support with the speed and scope necessary for e-Business.

Giga began providing services in April 1996 and now has a global client base encompassing more than 1,000 organizations and over 118,000 licensed users. Its enterprise clients include companies that use, sell and invest in technology.

Headquartered in Cambridge, Massachusetts, Giga has 10 other offices covering the Americas and Europe. Giga is also represented by distributors in other areas of the world. The Company's Web site can be accessed at http://www.gigaweb.com. The Company's logo with the name Giga Information Group is a registered trademark of Giga Information Group, Inc.

                    *****************************************

Statements that are not historical fact may be considered forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Consequently, actual events or results may differ materially from those expressed or implied by those set forth in such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the Company's ability to attract and retain highly skilled and experienced employees, ability to secure subscriptions to its services and to achieve and sustain high renewal rates, ability to effectively manage growth, ability to understand and anticipate market trends and develop and offer new products and services, significant competition from existing and new competitors, potential fluctuations in quarterly operating results, continued market acceptance and demand of Giga services, dependence on Internet infrastructure for access to GigaWeb and other risks as detailed from time-to-time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements as a result of new information, unanticipated events, or otherwise.

                    *****************************************




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
GIGA INFORMATION GROUP, INC.

CONSOLIDATED OPERATING RESULTS
    (IN THOUSANDS, EXCEPT SHARE AND                   QUARTER ENDED DECEMBER 31,                  YEAR ENDED DECEMBER 31,
                                                    ------------------------------             -----------------------------
        PER SHARE DATA)                              (UNAUDITED)
                                                        1999            1998                       1999            1998
                                                    -------------  ---------------             -------------   -------------
Revenues:
    Continuous Information Services                     $ 12,379          $ 9,146                  $ 45,257        $ 31,789
    Other, principally events                              2,830            3,199                     7,244           6,970
                                                    -------------  ---------------             -------------   -------------
        Total revenues                                    15,209           12,345                    52,501          38,759
                                                    -------------  ---------------             -------------   -------------

COSTS AND EXPENSES:
    Cost of services                                       5,937            5,778                    24,583          20,050
    Sales and marketing                                    8,318            7,982                    31,819          27,037
    Research and development                                 621              147                     2,073           1,187
    General and administrative                             2,622            2,062                     9,130           6,789
    Depreciation and amortization                            584              348                     1,893           1,468
                                                    -------------  ---------------             -------------   -------------
        Total costs and expenses                          18,082           16,317                    69,498          56,531
                                                    -------------  ---------------             -------------   -------------

LOSS FROM OPERATIONS                                      (2,873)          (3,972)                  (16,997)        (17,772)
                                                    -------------  ---------------             -------------   -------------

INTEREST INCOME                                               96              307                       703             736
INTEREST EXPENSE                                            (106)             (43)                     (204)         (1,255)
FOREIGN EXCHANGE GAIN/(LOSS)                                (288)              61                      (768)            306
                                                    -------------  ---------------             -------------   -------------

LOSS FROM OPERATIONS BEFORE INCOME TAXES                  (3,171)          (3,647)                  (17,266)        (17,985)
INCOME TAX (BENEFIT)/CHARGE                                    -                -                        62              36
                                                    -------------  ---------------             -------------   -------------

    LOSS FROM CONTINUING OPERATIONS, BEFORE
     EXTRAORDINARY ITEM                                   (3,171)          (3,647)                  (17,328)        (18,021)
                                                    -------------  ---------------             -------------   -------------

    EXTRAORDINARY ITEM, NET OF APPLICABLE TAXES
     OF $0 (NOTE 1.)                                           -                -                         -            (707)
                                                    -------------  ---------------             -------------   -------------

NET LOSS                                                $ (3,171)        $ (3,647)                $ (17,328)      $ (18,728)
                                                    =============  ===============             =============   =============

RESULTS PER COMMON SHARE:
    HISTORICAL - BASIC AND DILUTED:

        NET LOSS                                         $ (0.32)         $ (0.37)                  $ (1.73)        $ (3.49)
                                                    =============  ===============             =============   =============

WEIGHTED AVERAGE NUMBER OF SHARES (NOTE 2.)           10,032,120        9,935,646                 9,999,737       5,365,202
                                                    =============  ===============             =============   =============


GIGA INFORMATION GROUP, INC.


NOTES TO CONSOLIDATED OPERATING RESULTS

NOTE 1.   EXTRAORDINARY ITEM:

    $707,000 of accretion was accelerated from future periods due to repayment of notes on August 4, 1998. The accelerated accretion would have been recognized ratably over the six month period ending February 1, 1999 had the Company not completed its Initial Public Offering and retired the notes as contractually required.



NOTE 2.   COMPONENTS OF WEIGHTED AVERAGE COMMON SHARES:

                                                                     QUARTER ENDED                         YEAR ENDED
                                                                       DECEMBER 31,                        DECEMBER 31,
                                                               ------------------------------      -----------------------------
                                                                   1998            1999                1998            1999
                                                               -------------  ---------------      -------------   -------------
Shares issued and outstanding at beginning of period              9,926,788       10,026,502          2,093,107       9,943,502
    3,000,000 shares issued from Initial Public Offering                  -                -          1,265,753               -
    4,686,784 shares issued from conversion of preferred stock            -                -          1,913,235               -
    Shares issued from exercise of warrants                               -                -             19,594          11,437
    Shares issued from exercise of stock options                      8,858            5,618             73,513          44,798
                                                               -------------  ---------------      -------------   -------------
        Total                                                     9,935,646       10,032,120          5,365,202       9,999,737
                                                               =============  ===============      =============   =============

GIGA INFORMATION GROUP, INC.


CONSOLIDATED BALANCE SHEET DATA
    (IN THOUSANDS, EXCEPT SHARE DATA)                                          DECEMBER 31,               DECEMBER 31,
                                                                                   1999                       1998
                                                                            ------------------         ----------------
ASSETS
    Cash, cash equivalents and marketable securities                                 $ 6,182                  $ 21,057
    Accounts receivable, net                                                          21,199                    15,017
    Total current assets                                                              37,529                    45,452
    Property and equipment, net                                                        6,188                     3,430
    Total assets                                                                      44,195                    49,213

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
    Deferred revenues                                                               $ 39,087                  $ 29,470
    Debt, current portion                                                                527                       461
    Total current liabilities                                                         51,282                    39,363
    Total liabilities                                                                 51,282                    39,807
    Total stockholders' equity (deficit)                                              (7,087)                    9,406
    Total liabilities and stockholders' equity (deficit)                              44,195                    49,213

COMMON STOCK ISSUED AND OUTSTANDING                                               10,043,401                 9,943,502



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